Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE MEDIA CONTACT: Genevieve Haldeman Symantec Corporation 408-517-7642 glhaldeman@symantec.com	INVESTOR CONTACT: Helyn Corcos Symantec Corporation 408-517-8324 hcorcos@symantec.com

SYMANTEC ANNOUNCES STRONG FIRST QUARTER FINANCIAL RESULTS

Raises Fiscal Year 2004 Guidance

CUPERTINO, Calif. – July 23, 2003 – Symantec Corp. (Nasdaq: SYMC), the world leader in Internet security, today reported results for the fiscal first quarter 2004 ended July 4, 2003. Symantec posted revenue for the quarter of $391 million, a 24 percent increase compared to $316 million for the same quarter last year.

GAAP Results: Net income for the fiscal first quarter was $68 million, compared to $57 million for the same quarter last year. Earnings per share was $0.41, compared to earnings per share of $0.36 for the year-ago quarter.

Non-GAAP Results: Non-GAAP net income for the fiscal first quarter was $75 million, compared to $66 million for the same quarter last year. Non-GAAP earnings per share was $0.45, compared to earnings per share of $0.41 for the year-ago quarter. Non-GAAP results, as outlined in the attached consolidated statements, exclude expenses from the amortization of other intangibles from acquisitions and restructuring and site closures as well as related income tax benefits. See “Use of Non-GAAP Financial Information” below.

“We continue to see strong performance across all segments of our business around the world, despite the difficult economic environment,” said John W. Thompson, Symantec Chairman and CEO. “We believe our investments in the broadest range of security technologies and services delivered to the most diverse set of customers in our segment will continue to fuel the future growth of our company.”

Revenue Components

For the quarter, Symantec’s worldwide enterprise security business represented 42 percent of total revenue and grew 25 percent compared to the same quarter last year. Symantec’s consumer business grew 35 percent and represented 43 percent of total revenue. Symantec’s enterprise administration business declined 11 percent in line with expectations and represented 13 percent of total revenue while the services business grew 160 percent and represented 2 percent of total revenue.

International revenues represented 51 percent of total revenue in the first quarter and grew 33 percent over the same quarter last year. The Europe, Middle East and Africa region led the increase for the quarter with 55 percent growth, followed by Latin America with 25 percent growth. Japan recorded 12 percent year-over-year growth with Asia Pacific at 8 percent growth. The United States grew at 16 percent.

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Symantec Announces Strong First Quarter Financial Results

Business Outlook

Management offers the following forward-looking guidance for the fiscal second quarter 2004 ending Oct. 3, 2003:

•	Revenue is expected to be in the range of $375 to $395 million.

•	GAAP earnings per share is expected to be $0.38 at the midpoint of the revenue guidance.

•	Non-GAAP earnings per share is expected to be $0.41 at the midpoint of the revenue guidance.

Management offers the following forward-looking guidance for fiscal year 2004, ending April 2, 2004, updated to reflect the actual results from the fiscal first quarter and estimated results for the fiscal second quarter:

•	Revenue is expected to be approximately $1.665 billion.

•	GAAP earnings per share is expected to be $1.82 at the stated revenue forecast, up 7 cents from previous guidance provided in April.

•	Non-GAAP earnings per share is expected to be $1.96 at the stated revenue forecast, up 8 cents from previous guidance provided in April.

Non-GAAP earnings per share excludes the pre-tax amortization of intangibles and restructuring charges from acquisitions of approximately $6 million and $25 million for the quarter ending Oct. 3, 2003 and the fiscal year ending April 2, 2004, respectively.

Quarterly Highlights

•	Symantec signed 152 contracts worldwide worth more than $100,000 each, including 30 worth more than $300,000 each and 4 worth more than $1 million each, during the quarter. Symantec signed new or extended agreements with customers including Alcoa; The University of Texas; Home Box Office; the State of Minnesota Dept. of Human Services; Time Inc.; Premier Inc., a leading health care alliance in the United States; Kroger Co., one of the nation’s largest retail grocery chains; the U.S. Department of Veterans Affairs; the U.S. Department of Education; the U. S. Transportation Safety Administration; and News Corporation, a diversified international media and entertainment company.

•	Around the world, Symantec signed contracts with customers including Fortis Bank, an international financial services provider in the fields of insurance, banking and investments; Actia, a worldwide group of leading companies specialized in vehicle electronics and diagnostics; Pechiney, an international business group whose three core businesses are primary aluminum, aluminum conversion and packaging; Vivarte, a leading European manufacturer of shoes; Kredyt Bank, one of Poland’s largest banks and financial services companies; Samsung in Korea; and Bank of China.

•	During the quarter, Symantec introduced the latest update to the Symantec Security Management System. Symantec Incident Manager 2.0 uses real-time, automated correlation to identify and prioritize security incidents, allowing enterprises to proactively secure their network against known threats and respond to new attacks in real time.

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Symantec Announces Strong First Quarter Financial Results

•	Symantec also launched Symantec ManHunt 3.0, providing multi-gigabit network intrusion detection, real-time threat analysis, and proactive prevention and response capabilities to protect organizations against emerging threats and denial-of-service attacks; Symantec Decoy Server, a “honeypot” intrusion detection system (IDS) that detects, contains and monitors unauthorized access and system misuse as it happens; and Symantec Host IDS 4.1, scalable intrusion detection and prevention capabilities for business critical servers.

•	In addition, Symantec released Symantec Vulnerability Assessment, which provides greater control of the network infrastructure through the identification and prioritization of vulnerabilities and by providing extensive information on remediation actions. During the quarter, Symantec also launched an update to the world’s leading remote control solution. pcAnywhere 11.0 extends beyond remote control by providing IT administrators integrated remote management tools and enhanced file transfer to further accelerate helpdesk and server support problem resolution.

•	HP joined the Symantec Technology Partner Program with its HP OpenView management software. HP’s participation in the program will focus on joint marketing activities around the Smart Plug-in being designed to integrate the Symantec Enterprise Security Architecture with HP OpenView Operations. Symantec’s integration effort is expected to allow HP OpenView customers to view actionable security incident alerts within their network infrastructure management console.

Conference Call

Symantec has scheduled a conference call for 5 p.m. EDT/2 p.m. PDT today to discuss fiscal first quarter 2004 results, and to review guidance for the fiscal second quarter. Interested parties may access the conference call on the Internet at http://www.symantec.com/invest/index.html. To listen to the live call, please go to the Web site at least 15 minutes early to register, download and install any necessary audio software. A replay and the script of our officers’ remarks will be available on the investor relations home page shortly after the call is completed.

About Symantec

Symantec, the world leader in Internet security technology, provides a broad range of content and network security software and appliance solutions to individuals, enterprises and service providers. The company is a leading provider of client, gateway and server security solutions for virus protection, firewall and virtual private network, vulnerability management, intrusion detection, Internet content and e-mail filtering, remote management technologies and security services to enterprises and service providers around the world. Symantec’s Norton brand of consumer security products is a leader in worldwide retail sales and industry awards. Headquartered in Cupertino, Calif., Symantec has worldwide operations in 36 countries. For more information, please visit www.symantec.com.

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Symantec Announces Strong First Quarter Financial Results

NOTE TO EDITORS: If you would like additional information on Symantec Corporation and its products, please view the Symantec Press Center at http://www.symantec.com/PressCenter/ on Symantec’s Web site. All prices noted are in US dollars and are valid only in the United States.

Symantec and the Symantec logo are trademarks or registered trademarks, in the United States and certain other countries, of Symantec Corporation. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.

FORWARD LOOKING STATEMENT: This press release contains forward-looking statements, including forecasts of future revenue and earnings per share, expected activities, and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: the sustainability of recent growth rates, particularly in consumer products; the anticipation of the growth of certain market segments, particularly enterprise security; the positioning of Symantec’s products in those segments; the competitive environment in the software industry; general market conditions, fluctuations in currency exchange rates, changes to operating systems and product strategy by vendors of operating systems; and whether Symantec can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in the Risk Factors sections of Symantec’s previously filed Form 10-K for the fiscal year ended March 28, 2003. Symantec assumes no obligation to update any forward-looking information contained in this press release except as otherwise required by law.

USE OF NON-GAAP FINANCIAL INFORMATION: In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Symantec reports non-GAAP financial results. Non-GAAP net income and earnings per share exclude acquisition related charges, such as amortization of goodwill and other intangibles, and certain other charges, such as restructurings and site closures, as well as the tax effect of these items. Symantec’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Symantec uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can be found on the investor relations Web site at www.symantec.com/invest/center.html.

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Symantec Announces Strong First Quarter Financial Results

SYMANTEC CORPORATION

GAAP Consolidated Statements of Income

	Three Months Ended
	June 30,

(In thousands, except per share data; unaudited)	2003	2002

Net revenues	$391,124	$316,041
Cost of revenues	67,578	55,452

Gross margin	323,546	260,589
Operating expenses:
Research and development	60,605	45,488
Sales and marketing	141,837	115,168
General and administrative	26,372	15,354
Amortization of other intangibles from acquisitions	791	536
Restructuring, site closures and other	568	6,053

Total operating expenses	230,173	182,599

Operating income	93,373	77,990
Interest income	10,097	9,646
Interest expense	(5,291)	(5,291)
Income, net of expense, from sale of technologies and product lines	2,168	2,236
Other expense, net	(711)	(991)

Income before income taxes	99,636	83,590
Provision for income taxes	31,392	27,021

Net income	$68,244	$56,569

Net income per share – diluted*	$0.41	$0.36

Shares used to compute net income per share – diluted*	174,988	169,027

* For the three months ended June 30, 2003 and 2002, diluted net income per share is calculated using the if-converted method. Under this method, the numerator excludes the interest expense from the 3% convertible subordinated notes, net of income tax, of $3.6M for each of the three months ended June 30, 2003 and 2002, and the denominator includes shares issuable from the assumed conversion of the 3% convertible subordinated notes.

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Symantec Announces Strong First Quarter Financial Results

SYMANTEC CORPORATION

Non-GAAP Consolidated Statements of Income

Non-GAAP amounts exclude all acquisition related amortization and restructuring charges.

	Three Months Ended
	June 30,

(In thousands, except per share data; unaudited)	2003	2002

Net revenues	$391,124	$316,041
Cost of revenues	58,813	49,123

Gross margin	332,311	266,918
Operating expenses:
Research and development	60,605	45,488
Sales and marketing	141,837	115,168
General and administrative	26,372	15,354

Total operating expenses	228,814	176,010

Operating income	103,497	90,908
Interest income	10,097	9,646
Interest expense	(5,291)	(5,291)
Income, net of expense, from sale of technologies and product lines	2,168	2,236
Other expense, net	(711)	(991)

Income before income taxes	109,760	96,508
Provision for income taxes	35,123	30,883

Net income	$74,637	$65,625

Net income per share – diluted*	$0.45	$0.41

Shares used to compute net income per share – diluted*	174,988	169,027

* For the three months ended June 30, 2003 and 2002, diluted net income per share is calculated using the if-converted method. Under this method, the numerator excludes the interest expense from the 3% convertible subordinated notes, net of income tax, of $3.6M for each of the three months ended June 30, 2003 and 2002, and the denominator includes shares issuable from the assumed conversion of the 3% convertible subordinated notes.

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Symantec Announces Strong First Quarter Financial Results

Reconciliation of Non-GAAP Consolidated Statements of Income to the GAAP
Consolidated Statements of Income

	Three Months Ended
	June 30,

(In thousands, except per share data; unaudited)	2003	2002

Non-GAAP net income	$74,637	$65,625
Cost of revenues:
Amortization of other intangibles from acquisition	(8,765)	(6,329)
Operating expenses:
Amortization of other intangibles from acquisitions	(791)	(536)
Restructuring, site closures and other	(568)	(6,053)
Income tax benefit	3,731	3,862

Net income	$68,244	$56,569

Net income per share – diluted	$0.41	$0.36

Shares used to compute net income per share – diluted	174,988	169,027

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Symantec Announces Strong First Quarter Financial Results

SYMANTEC CORPORATION

Consolidated Balance Sheets

	June 30,	March 31,
(In thousands)	2003	2003

ASSETS	(unaudited)

Current assets:
Cash, cash equivalents and short-term investments	$1,908,525	$1,705,658
Trade accounts receivable, net	129,327	149,664
Inventories	3,824	5,912
Deferred income taxes	92,566	92,284
Other	42,629	34,628

Total current assets	2,176,871	1,988,146
Property, equipment and leasehold improvements, net	341,890	333,275
Deferred income taxes	7,986	7,986
Acquired product rights, net	76,656	73,125
Goodwill, net	833,228	833,449
Other, net	29,135	29,749

	$3,465,766	$3,265,730

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$66,199	$67,720
Accrued compensation and benefits	68,010	90,947
Deferred revenue	612,179	589,629
Other accrued expenses	66,390	69,363
Income taxes payable	85,251	76,965

Total current liabilities	898,029	894,624
Convertible subordinated notes	599,995	599,998
Other long-term obligations	6,643	6,729
Commitments and contingencies
Stockholders’ equity:
Common stock	1,512	1,488
Capital in excess of par value	1,404,228	1,335,028
Accumulated other comprehensive income	89,373	30,121
Retained earnings	465,986	397,742

Total stockholders’ equity	1,961,099	1,764,379

	$3,465,766	$3,265,730

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